UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 3, 2010
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective June 3, 2010, the Company’s Board of Directors elected Mark R. Laret as a new director of the Company, to serve until his successor is elected and qualified. With his election, the Company is increasing the number of seats on its Board to nine.
Mr. Laret, age 56, has been CEO of the UCSF Medical Center since April 2000. Prior to that, he was CEO of the UC Irvine Medical Center from 1995 to March 2000 and served at the UCLA Medical Center from 1980 to 1995 in various marketing, business development, and management positions including CEO of the 900-physician UCLA Medical Group. Mr. Laret earned a masters degree in political science at the University of Southern California in 1979 and a bachelor’s degree in political science at the University of California at Los Angeles in 1976. Mr. Laret also serves on the board of Varian Medical Systems, Inc.
The Board of Directors has determined that Mr. Laret is an independent director under the rules of the NASDAQ Stock Market that are applicable to the Company. There is no arrangement or understanding between Mr. Laret and any person pursuant to which he was selected as a Director. Mr. Laret is not a party to any transaction subject to Section 404(a) of Regulation S-K involving the Company.
As a non-employee director, Mr. Laret will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company previously disclosed in its definitive proxy statement on Schedule 14A filed with the SEC on December 18, 2009. In particular, Mr. Laret will receive an annual retainer of $30,000, $2,000 for each Board meeting attended in person and $750 for each Board meeting attended telephonically. The Company also reimburses directors for expenses in connection with attendance at meetings. Mr. Laret will also receive an initial grant of 30,000 restricted stock units which will vest annually over a three-year period, subject to the Mr. Laret’s remaining a member of the Board of Directors on each vesting date.
The Company has also entered into an Indemnification Agreement with Mr. Laret, the form of which is attached as Exhibit 10.1 and incorporated herein by reference. The Indemnification Agreement provides that, to the extent permitted by Delaware law, the Company will indemnify Mr. Laret against all expenses, costs, liabilities, and losses (including attorneys’ fees, judgments, fines or settlements) incurred or suffered by him in connection with any suit in which he is a party or otherwise involved as a result of his service as a member of the Board. The foregoing discussion of the terms of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement.
On June 7, 2010, the Company issued a press release regarding the election of Mark R. Laret to Board of Directors. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.
(d)	Exhibits
10.1	Form of Indemnification Agreement

99.1	Press Release dated June 7, 2010 by Nuance Communications, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: June 7, 2010	By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement

99.1	Press Release dated June 7, 2010 by Nuance Communications, Inc.